Exhibit 99.1

Empery Digital Shareholders Elect Eight of the Company’s Director Nominees at the 2026 Annual Meeting

Board and Management Team Thank Shareholders for their Feedback and Remain Focused on Executing the Company’s Strategy and Maximizing Long-Term Shareholder Value

AUSTIN, Texas – October 15, 2026 – Empery Digital Inc. (NASDAQ: EMPD) (the “Company” or “Empery Digital”) announced that based on the preliminary results provided by the independent Inspector of Elections following the Company’s 2026 Annual Meeting of Shareholders held yesterday, Empery Digital shareholders have elected eight of the Company’s director nominees to serve on its nine member Board of Directors (the “Board”). The directors elected to serve on the Board for the next year are Ryan Lane, John Kim, Ian Read, Matthew Homer, Jonathan Foster, Adrian Solgaard, Rohan Chauhan, E. Taylor Robertson and Aaron T. Morris.

Ryan Lane, Chairman and Co-CEO of Empery Digital, said:

“We thank our shareholders for their support and confidence in Empery Digital’s Board and management team. The past few weeks have given us an important chance to constructively engage with our shareholders and listen to their valuable input. We are committed to continuing that constructive dialogue as we look to capitalize on the AI infrastructure opportunity, which we believe is the most compelling value creation opportunity of our time.

“On behalf of the Board, I would like to thank Örn Ólason for his leadership and contributions to Empery Digital. We welcome Taylor Robertson and Aaron Morris to the Board and look forward to working together to advance our strategy and create long-term value for all shareholders. The Board and the management team can now focus all of our energy on moving this plan forward for shareholders.”

The results announced today are considered preliminary until final results are tabulated and certified by the independent Inspector of Elections. Final results for all of the proposals voted on will be reported on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

About Empery Digital

Empery Digital is focused on building long-term shareholder value through its disciplined capital allocation strategy. The Company employs a bitcoin treasury strategy and is strategically expanding into AI infrastructure and data center investments, partnering with operators that have decades of real-estate and energy infrastructure development experience to capture growth at the intersection of digital assets and next-generation compute. Empery Digital is committed to transparency, efficiency, and accountability, applying rigorous decision-making to drive sustainable, long-term shareholder value.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “achieve,” “advance,” “believe,” “capitalize,” “continue,” “could,” “create,” “focus,” “forward,” “future,” “growth,” “may,” “opportunity,” “position,” “potential,” “preliminary,” “should,” “strategy,” “will,” and other words of similar meaning. These forward-looking statements address various matters, which include, without limitation, statements regarding our strategy, future operations, future financial position, return on investments including, but not limited to, statements relating to: strategy related to and value creation potential of AI infrastructure opportunities; the Company’s relationship with certain affiliates of Hunt Properties and the Hunt Family and any perceived benefits therefrom; the Company’s bitcoin strategy and statements relating to the Company’s ability to create value for shareholders.

1

Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Applicable risks and uncertainties include the risks and uncertainties regarding, among other things: our ability to keep pace with new technology and changing market needs; changes in business, market, financial, political and regulatory conditions; reduced demand for data centers or decreases in information technology spending; increased competition or available supply of data center capacity; delays or disruptions in connectivity or availability of power; deterioration in the relationship between the Company and Hunt Properties or Cardinal Data Power, Inc. (“CDP”), or with potential data center tenants; the significant valuation uncertainty associated with the Company’s data center investments and the Company’s ability to realize a return on such investments; the Company’s limited ability to influence the operations, governance and strategic direction of its minority, non-controlling investments; the ability of CDP and Hunt Properties to negotiate and execute definitive long-term leases on commercially acceptable terms; potential delays or other impediments, including regulatory, in the development of proposed data centers; the Company’s operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the Company’s stock price may be highly correlated to the price of the digital assets that it holds; increased competition in the industries in which the Company operates; significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; the treatment of crypto assets for U.S. and foreign tax purpose; the Company’s ability to generate revenues from sales and generate cash from financing of inventory, sale of its products and Bitcoin derivatives; significant decrease in the market value of the Company’s Bitcoin holdings; the Company’s reimbursement of expenses incurred in connection with its activist defense matters pursuant to insurance coverage; the possibility that the final, certified results of the 2026 Annual Meeting differ from the preliminary results; the Company’s ability to obtain additional financing through equity or debt offerings, obtain borrowings from financing arrangements or generate cash from the sale of Bitcoin and the competitive environment of our business. Other risks and uncertainties include those identified under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025, (as amended by Form 10-K/A filed with the SEC on April 21, 2026), and in our Quarterly Report on Form 10-Q for the three months ended June 30, 2026, and any subsequent filings with the SEC.

As a result of these and other factors, we may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. The forward-looking statements reflect our views as of the date hereof. We do not assume and specifically disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Empery Digital Contacts

For Sales: sales@emperydigital.com

For Investors: investors@emperydigital.com

For Marketing: marketing@emperydigital.com

For Media: Nicholas Leasure / Jacqueline Zuhse: teamemperydigital@reevemark.com

2